 Exhibit 10.2

Pledge Agreement

This Pledge Agreement (hereinafter referred to as “the Agreement”) has been executed by and among the following parties on June 28, 2011:

1) Handan Hongri Metallurgy Co., Ltd, a corporation established and organized under the laws of The People’s Republic of China, with Liu Shenghong as the legal representative and a business license no. of 130400400001179, with its registered address at Guzhen Village, Yetao Town, Wu'an City, Hebei Province (zip code: 056304), (hereinafter referred to as “Hongri”);

And

2) Hebei New Wu’an Iron & Steel Group Drying and Melting Co., Ltd., a corporation established and organized under the laws of The People’s Republic of China, with Liu Maisheng as the legal representative and a business license no. of 130481000008485, with its registered address at Eastern Yuanbao Mountain, Gu Town, Wu'an City, Hebei Province, China (zip code:056304), (hereinafter referred to as “Hongrong”, and referred to as “the Pledger” along with Hongri, in addition, “the Pledger” referred to in this Agreement shall include both Hongri and Hongrong, or refer to either of them contextually);

And

3) Raiffeisen Bank International AG Beijing Branch, with its registered address at Room 200, Beijing International Club, No.21 Jianguomen Wai Street, Beijing, China (zip code: 100020), (hereinafter referred to as “the Pledgee”).

Whereas,

1) upon the request of the Pledger, the Pledgee agrees to provide the line of credit to Hongri (as the borrower);

2) as a prior condition provided in the main contract (defined as following), the Pledger agrees to execute this agreement with the Pledgee and set the Pledgee as the first place in the order of the pledge in the pledged property (defined as following) as the assurance of the secured claims.

NOW, THEREFORE, the parties hereto hereby have mutually agreed and made statements as follows:

Article 1

Definitions

Unless terms or context of this Agreement otherwise provide, each of the terms used in this Agreement (including the introduction) shall have the same meaning as specified in the Management Contract of Securities and the main contract.

1.1 Management Contract of Securities refers to the management contract of securities and its appendixes and supplementary agreements relevant to the main contract and the Agreement, signed by the custodian, the Pledgor and the Pledgee at any time.

1.2 “Date of Effectiveness” refers to the date defined in Article 17.8 to the Agreement.

1.3 “Pledge term” refers to the term set forth in Article 2.3 of the Agreement.

1.4 “Main contract” refers to the No. 20110628019980001 document: Loan Contract of RMB 180 million yuan (RMB 180,000,000 Yuan) signed by and between Hongri (as the borrower) and the Pledgee on the date of June 28, 2011 and any documents signed subsequently as changing, modification, or supplement.

1.5 “Goods” refer to each batch of iron concentrate powder (iron ore), medium plate and/or other goods agreed by the Pledgee at any time, kept by the Pledgee and/or representatives authorized by the Pledgee and/or any person appointed by the representatives authorized by the Pledgee and/or the custodian, and/or bought and/or produced and processed and stored in the storehouse at any time by the Pledgor of possession.

1.6 “Funds” refer to all the proceeds obtained from the pledged property under the Agreement by selling or otherwise.

1.7 “Pledge” refers to the pledge guarantees set by or in accordance with the Agreement wherever from the context.

1.8 “Pledge notification” refers to the notification provide in Article 3.2 to this agreement, whose format shall be referred to Appendix 1 of this Agreement.

1.9 “Confirm receipt of the pledge notification” refers to the receipt signed by the custodian to confirm the receiving of the pledge notification and the examining and acknowledgement of the pledged property, whose format shall be referred to Appendix 1.

1.10 “Pledged property” refers to the property including the goods and substitutes at present or in the future, compensations of the goods and substitutes or indemnity, and other rights (including one or more aforesaid items) and their fruits and derivative rights and interests, which can be pledged according to law.

1.11 “Minimum quantity/value” refers to the lowest standard of quantity/value of the total amount of quantity/value of the pledged property stored in the storehouse which should be obtained in the pledge term irrespective of whether the Pledgor take delivery of or exchange the goods or not. The said standard shall be determined by the Pledgee itself in accordance with the variation of the reference price of the pledged property determined by the Pledgee itself or the amount of the creditor’s rights guaranteed by the pledged property, and shall be confirmed in the Notice of the Lowest Requirements on the Categories and Quantity/Value of the Securities and/or Notice of the Modification on the Categories and Quantity/Value of the Securities issued to the custodian by the Pledgee.

1.12 “Receiver” refers to the receiver, administrator or any person else named in the Agreement to receive the profits of or implement administration of the pledged property.

1.13 “Secured Claims” refer to the scope of the security by pledge under the Agreement, or all the amounts or obligations due to or produced on the Pledgee by Hongri (as the borrower) under the Main Contract (including modifications from time to time) at any time presently or in the future, irrespective of whether the amount or obligations are belonging to the present time or the future, real or contingent (including any principal, interest, penal interest, fees or other amounts, irrespective of whether the payment is incurred by Hongri (as the borrower) independently or jointly or as other identities. The scope includes without limitation to the following amount:

a) the funds Hongri (as the borrower) shall pay but have not paid to the Pledgee, or owes the Pledgee, or could owe the Pledgee under the Main Contract, such as, but not limited to the principal and interest under the Main Contract; and

b) any fees, insurance premiums, general bank costs, interests, default interests, liquidated damages, compensation, damages (including liquidation or compensation), supervision expenses of the pledged property and fees incurred and/or assumed by the Pledgee to realize the obligee’s rights under the Main Contract and the pledge rights under the Agreement. Fees incurred and/or assumed by the Pledgee to realize the obligee’s rights under the Main Contract or the pledge rights under the Agreement including but not limited to collecting fees, litigation costs, disposal charge of the pledged property, transfer fee, preservation cost, charge for announcement, execution cost, attorney’s fees, travelling expenses, and other charges.

1.14 “Substitutes” refer to all the substitutes of the goods in relation to the sales of goods or the manufacturing of final products mixed or combined with other raw materials and products, and the rights, qualifications, interests, incomes and taxes of the said substitutes.

1.15 “Storehouse” refers to the storehouse and/or yard for the storage of the pledged property, assigned by the Pledgee at any time, and supervised by the custodian.

1.16 “Custodian” refers to the custodian appointed by the Pledgee at any time, who shall represent the Pledgee to keep and possess the pledged property.

1.17 “Person” means natural man, nation or the administrative agencies of the nation, government, groups, organizations, corporations, joint ventures, associations, or partnership (irrespective of whether it has an independent legal personality).

Article 2

Pledge

2.1 The Pledgor agrees to pledge the pledged property to the Pledgee as the security of the secured claims in accordance with the Agreement.

2.2 To the fullest extent permitted by law, the pledge guarantee under the Agreement has its independence, the validity of the Agreement is independent of the main contract, and shall not be affected by the invalidity of the main contract or its relevant provisions. Provided that the first pledge notification is delivered to the custodian by the Pledgor, the Agreement shall be legally valid upon all parties. Hongrong shall undertake joint liability for the returning liability or liability to pay compensation taken by Hongri (as the borrower) after the invalidity of the main contract.

2.3 The Pledge Term set in the Agreement (hereinafter referred to as “the pledge term”) shall be started from the date of effectiveness and ended at the day of the termination of the pledge in accordance with the Agreement.

Article 3

Pledges of Goods and/or Substitutes

3.1 Subject to the provisions of the Agreement, the Pledgor should deliver and store the goods in the storehouse supervised by the custodian from time to time, and the custodian shall collect and possess the goods stored in the storehouse on behalf of the Pledgee. Consequently, upon the time when the custodian receives the Pledgor’s first pledge notification of pledging the goods in the storehouse to the Pledgee, the pledge shall be effective, and all parties agree that in the duration of quota under the main contract, the goods the Pledgor delivers to and stores in the storehouse which is supervised by the custodian shall be regarded as the pledged property which is pledged by the Pledgor to the Pledgee in accordance with the Agreement, and the quantity/total amount value of all the goods stored in the storehouse shall always be not lower than the minimum quantity/value.

3.2 The Pledgor should deliver the pledge notification with its signature to the custodian before 9:30 a.m. of every workday, stating that the goods stored in the storehouse have been pledged to the Pledgee, and noticing the custodian to take delivery of goods in accordance with the instruction of the Pledgee, the custodian should send the pledge notification and the confirm receipt of the pledge notification to the Pledgee in forms of tested fax after the custodian examines, confirms and puts signature on the goods. The sending should not be later than 10:00 a.m. of every workday. The Pledgee are entitled to determine whether the certificate of weight and invoices related to the goods should be attached to the pledge notification as the written evidence of the valuation of the goods at that time. The pledge notification and the certificate of weight and the invoices (as requested) upon the requests of the Pledgee should be served by the Pledgor before the goods are delivered into the storehouse, not later than the time when the goods are placed into storage.

3.3 The Pledgor agrees that the Pledgee is entitled to issue the Notice of the Lowest Requirements on the Categories and Quantity/Value of the Securities and/or Notice of the Modification on the Categories and Quantity/Value of the Securities to the custodian at its option in accordance with the reference prices of the goods determined by itself or the changes of the amount of the creditor’s rights guaranteed by the goods, and entitled to make corresponding modifications to the minimum quantity/value at its option at any time, and notify the custodian about the minimum requirements on aspects such as the quantity or value or categories of the pledged property for this reason. The Pledgor shall have no opposition against it.

3.4 All parties of the Agreement agree that the Pledgor may at its option apply for the delivery of goods stored in the storehouse which belong to the part of goods exceeding the minimum quantity/value, with the prerequisite that the goods in the storehouse are in accord with the requirements stated in the Notice of the Lowest Requirements on the Categories and Quantity/Value of the Securities and/or Notice of the Modification on the Categories and Quantity/Value of the Securities which is issued by the Pledgee to the custodian. In the event of ambiguity, the goods stored in the storehouse which belong to the part of goods exceeding the minimum quantity/value but have not been actually picked up by the Pledgor shall remain to be the pledged property pledged to the Pledgee by the Pledgor, and the quantity/total amount of value of the stored goods which are under the possession and custody of the custodian after the delivery of goods at any time should always not be less than the minimum quantity/value.

3.5 The specification of the goods and/or the substitutes shall be described in detail in the pledge notification.

3.6 The pledge on the goods and/or the substitutes shall be automatically discharged upon the time that the goods and/or the substitutes are all released in accordance with the provisions of the Management Contract of Securities.

3.7 The Pledgor and the Pledgee agree that all the substitutes shall be pledged to the Pledgee by the Pledgor as the guarantee of the secured claims. The Pledgor shall sign the pledge notification separately at every time the substitutes are removed into the storehouse, to notice the fact that the substitutes have been pledged to the Pledgee by the Pledgor, and inform the custodian that the pledge of the substitutes shall be governed by the provisions of Article 3.1, Article 3.2, Article 3.3 and Article 3.4 of the article hereof.

Article 4

Differences

Provided that the goods and/or the substitutes (including names, quantity, quality, condition, time of placing into storage, storage limitation, etc.) actually delivered and stored in the storehouse are different from the confirm receipt of the pledge notification, the scope of the pledge and the rights and interests of the Pledgee shall be determined by the goods and/or the substitutes actually delivered, carried and stored in the storehouse.

Article 5

Statements and Warranties

5.1 Statements and warranties on the action of the corporation:

Upon the signing of the Agreement and during the Pledge Term, the Pledgor states and warrants to the Pledgee as follows:

(a) The Pledgor is a corporation established and existing under the laws of the People’s Republic of China, with complete rights and abilities to sign the Agreement, and has taken all necessary corporations or other actions to authorized itself to sign the Agreement;

(b) The Agreement shall constitute legal, valid and binding obligations upon the Pledgor, and shall be enforceable in accordance with the provisions of the Agreement;

(c) The signing and delivering of the Agreement and the execution of the provisions under the Agreement shall not be in breach of : (i) any provisions of the laws or regulations which are applicable to the Pledgor; (ii) any judgment, decree or order which is applicable to the Pledgor, or any agreement which is binding on the Pledgor; (iii) the provisions of the organizational files of the Pledgor;

(d) All the authorizations, sanctions or requirements which enable or authorize the establishment of the Pledge (including but not limited to all the necessary approval and resolution of the corporation) shall be obtained and/or complied with and shall possess full force and effect, and shall remain in full force and effect during the existing term of the Agreement;

(e) Provided that more than one person exist as the Pledgor under the Agreement, then the Pledgee is entitled to enforce the pledge and use the funds obtained for payment and terminate the secured claims in accordance with the Agreement and the relevant provisions of laws and regulations of the People’s Republic of China, irrespective of whether any of the Pledgor provides and enjoys the ownership of the pledged property, or whether the secured claims are finally formed as a consequence of using line of credit under the main contract or financing by Hongri solely ( as the borrower); the sum and the order of the Hongri’s debt which shall be paid and terminated will be decided by the Pledgee itself.

5.2 Statements and warranties on the goods and/or the substitutes

Upon the signing of the Agreement and during the Pledge Term, the Pledgor states and warrants to the Pledgee as follows:

(a) The Pledgor shall be the one and sole owner of the pledged goods and/or the substitutes under the Agreement, with every complete legal right to pledge the goods and/or the substitutes in accordance with the provisions of the Agreement, and shall guarantee that no other security interest are established on the pledged goods and/or the substitutes, and no lease, trusteeship, joint ownership or other disputes regarding the right of ownership exist;

(b) The ownership of the goods and the substitutes is clear without any disputes or defectives, and is not seized, distrained or supervised, without any circumstance such as dispute or litigation (arbitration) on the right of ownership and the right of disposition;

(c) Any right and/or interests which could be exercised by the third party shall not exist in the goods and/or the substitutes, and no other form of security interest except for the pledge shall exist;

(d) No cause or circumstance of the retention, prohibiting and curtailment of transfer of the ownership shall exists in the purchase of the goods and/or the substitutes and before the transferring of the goods and the substitutes to the custodian for its possession;

(e) The categories and total amount of quantity/value of the pledged property stored in the storehouse shall consistently comply with the requirements of the Pledgee, and the exchanging and delivering of the pledged goods should also be operated under the instructions of the Pledgee;

(f) The pledged property and the said pledge shall be in conformity with provision of laws, regulations and systems of the People’s Republic of China.

5.3 Repetition of the Statements and Warranties

The Pledgor shall continually reaffirm all the statements and warranties it makes in Article 5 and ensure the continual effectiveness of the said statements and warranties, from the date of effectiveness to the day of completely paying of the secured claims irrevocably, including but not limited to the dates when the pledge of the goods and/or the substitutes comes into force in accordance with the Agreement.

5.4 Reliance on the Statements and Warranties

Subject to the truth and validity of the statements and warranties made in Article 5 to the Agreement, agreed by the Pledgor, the Pledgee accepts the pledge and agrees or will agree to provide Hongri (as the borrower) with the line of credit.

Provided that any statement or warrant made by the Pledgor in Article 5 is proved to be false, incorrect or misleading, the Pledgor should ensure that the rights and interests of the Pledgee under the Agreement shall not be affected. On condition that the Pledgor fails to make its statements and warranties correspond with the provisions of Article 5 within a reasonable time of not more than fifteen (15) days after receiving the written notice notified by the Pledgee, requiring the Pledgor to correct the violation of the Pledgor’s statements and warranties, or that the Pledgee holds that the Pledgor will be unable to take timely remedies to the statements and warranties it violates, the Pledgee is entitled to require the Pledgor to pay damages of 1% of the total amount of the line of credit, and the Pledgor shall make compensation for the amount exceeding the breach damages provided that the damages fail to compensate the loss of the Pledgee.

Article 6

The Commitments of the Pledgor

6.1 General Commitments

Upon the signing of the Agreement and during the Pledge Term, the Pledgor shall:

(a) take reasonable and necessary measures to ensure the continual effectiveness of any statement and warranty of the Pledgor under the Agreement in the pledge term;

(b) Hongri shall pay enough secured claims on time on the request of the Pledgee, provided that the secured claims become due and payable in accordance with the provisions of the main contract; or that any event of default occurs;

(c) upon the requests of the Pledgee, Hongri shall pay any part of the interest on the secured claims as follows:

(1) part of the interest to maturity which is payable but has not been paid yet, including the payable interest and default interest (without the written consent of the Pledgee, Hongri shall have no behavior of overdraft in any account of the Pledgee;

(2) part of the interest Hongri is not required to pay the interest and default interest, subject to the written agreement reached between Hongri and the Pledgee;

The aforesaid interest and default interest shall be calculated in accordance with the provisions of the main contract;

(d) abide by all laws, regulations, rules, procedures and statutory or non-statutory requirements and orders of any government department, of current existence, or of becoming effective at a future time, or of potential damages of the pledged property under the pledge or the rights and interests of the Pledgee under the pledge without the compliance;

(e) at the same time, provided that any law or the Pledgor’s corporations’ articles of association require the Pledgor to offer any document, notice, balance sheet, or account to its investors, the Pledgor shall offer a copy of the said to the Pledgee;

(f) allow the Pledgee, its authorized representatives or any person appointed by its authorized representatives, at any reasonable time without any written notice in advance, to check and copy the account book of the Pledgor or all the other documents relevant to the business of the Pledgor or the pledged property;

(g) offer any information related to the Pledgor or the pledged property to the Pledgee, its authorized representatives or any person appointed by its authorized representatives upon the requests;

(h) after the delivering of pledge notification to the custodian subject to Article 3.2 of the Agreement, when the quantity/total amount of value of the pledged property in storage is equal to or less than the minimum quantity/value, without the written consent of the Pledgee separately, no instruction shall be made to instruct the custodian to dispose the pledged property;

(i) ensure that all the documents, materials and information offered to the Pledgee during the signing and execution of the Agreement is truthful, accurate, complete and valid, and that all the submitted copies shall corresponds with the original;

(j) assist the Pledgee to realize the right to the pledge and shall not erect any barrier including but not limited to signing or providing any document or evidence necessary for or related to the disposition of the pledged property.

6.2 Commitments on the Pledged Property

Upon the signing of the Agreement and during the Pledge Term, the Pledgor shall:

(a) pay on time all the amounts relevant to the pledged property, expired or about to expire, supposed to be paid but not paid yet (including taxes);

(b) perform and observe all the matters under or related to the pledged property which shall be performed by the Pledgor;

(c) comply with and fulfill all the matters prescribed in or relevant to the Management Contract of Securities which shall be performed by the Pledgor, including paying all the payable fees and expenses to the custodian on time;

(d) comply with all the procedures and demands in relation to the disposal of the pledged property provided in the Management Contract of Securities;

(e) store the pledged property separately without being mixed with other goods, and offer Chinese labels of “financed by Raiffeisen Bank International AG Beijing Branch and pledged to the aforesaid bank” on the pledged property;

(f) not remove any part of the pledged property out of the storehouse without the written consent of the Pledgee in advance;

(g) warrant that without obtaining the written permission of the Pledgee in advance:

(1) no change which will reduce the value of the pledged property shall be made onto any part of the pledged property;

(2) no change, waiver, transfer, abolition, denial, termination or modification which may affect the rights and interests of the Pledgee under the Agreement shall be made onto the commitments contained in or related to the pledged property;

(h) insure the pledged property and ensure the continual effectiveness of the insurance at any time before the termination of the pledge upon the requests of the Pledgee, the insurance conditions including but not limited to:

(1) the sum insured shall cover all insurable value of the pledged property;

(2) the duration of insurance shall be not less than the time of performance of the debt under the main conduct;

(3) the insurance shall be applied to insurance companies of a good reputation

(4) the Pledgee shall be designated as the only beneficiary of the insurance, and the insurance policy shall include “ all of the indemnity of or related to this insurance policy shall be directly paid to the Raiffeisen Bank International AG Beijing Branch” ;

(5) the insurance shall be often applied in a way that the Pledgee could accept, and the copies of all the insurance policies and evidences of paying the premium which are proved to be true shall be offered to the Pledgee upon the request of the Pledgee;

(i) allow the Pledgee to obtain, execute, settle accounts, mediate and collect any compensation relevant to the pledged property under the insurance policies as it determines to be appropriate, despite that the said policies refer to properties not belonged to the pledged property (if applicable);

(j) ensure that the Pledgee is entitled to decide to use any income obtained from insurance policy claims and transferred to the Pledgor immediately by the Pledgee, to repair, restore, or replace the pledged property; or allow the Pledgee to use the income from the insurance claim to pay off the secured claims (including undue payable amounts) (if applicable);

(k) the following circumstances should be notified to the Pledgee immediately in not more than 24 hours after the occurrence of following circumstances:

(1) damage, stolen, seal, loss, expropriation on any part of the pledged property;

(2) disputes regarding the ownership of the pledged property;

(3) custody of property or execution measures such as sealing up or seizing of the pledged property during the pledge term;

(4) infringement or possible infringement on the pledge right from any third party;

(5) termination, dissolution, suspended operation for rectification, rescinded the business license, disbanded, applying or applied to declare bankruptcy of the Pledgor;

(6) repairs of damage of any part of the pledged property which are regarded as infeasible or uneconomical, in accordance with the opinions of the underwriter;

(l) take actions including but not limited to the followings upon the request of the Pledgee: notifying the assignments of any insurance policy related to the pledged property to relevant insurance companies or insurance agents; and notifying the assignments of quality assurance of the pledged property to relevant manufacturers;

(m) provide the original and/or copies of all the supply contracts relevant to the pledged property and documents of quality assurance of the manufacturers to the Pledgee within the term provided by the Pledgee.

(n) do any things necessary or reasonably requested by the Pledgee immediately, and shall not omit any necessary things, for the purpose of:

(1) keeping and protecting the value of the pledged property;

(2) protecting and executing the Pledgor’s right to the ownership as the owner of the pledged property and protecting the Pledgee’s real rights for security as the Pledgee of the pledged property;

(o) obtain or defend against legal actions to protect or recover the pledged property or protect any rights of the Pledgee related to the pledged property upon the requests of the Pledgee;

(p) take any reasonable actions on any person to protect and exercise the Pledgee’s  rights to the pledged property upon the requests of the Pledgee;

(q) accept all the relevant expenses incurred by the realization of matters such as the creditor’s right to the main contract, established pledge, and realization of the pledge.

6.3 Without the prior consent in writing by the Pledgee, the Pledgor shall not:

(a) establish, or agree to establish, or intend to establish any security interests prior to, equivalent to or subordinate to the said pledge in order over the pledged property;

(b) take any actions which may impair the value of the pledged property;

(c) dispose the pledged property in the way of selling or otherwise, or establish or allow to establish any interest over the pledged property.

Article 7

Remedies by the Pledgee for the Default of the Pledgor

If the Pledgor fails to fulfill the acceptances or agreements express or implied in this Agreement, without affecting other rights and interests of the Pledgee subject to this Agreement, the Pledgee may (but not obliged to) take any measure, including but not limited to paying all the money that is considered essential by the Pledgor, to remedy the default. In this way the Pledgee indemnify the money paid due to default, or the payment should be at the Pledgor’s expense.

Article 8

Additional Warranties

Provided that the pledged property is damaged or may be damaged to the extent that the Pledgee’s rights under the Agreement are endangered, or the Pledgee considers it necessary, the Pledgee is entitled to demand the Pledgor to provide appending warranties corresponding with the value. If the Pledgor fails to provide the appending warranties, the Pledgee is entitled to take measures of enforcement subject to this Agreement, and to require the Pledgor to undertake all the losses incurred.

Article 9

Execution

9.1 Execution Event

Whether the secured claims should be paid instantly without additional requirement or notice shall be independently decided by the Pledgee (in spite of any delay or prior statement to waive the right).

If any termination event or default (hereinafter referred to as the “execution event”) occurs under agreements between the Pledgor and/or Hongri (as the borrower) and the Pledgee or other creditors (including but not limited to main contract, the Management Contract of Securities and the Agreement) and/or items of other guarantee files in the main contract, the Pledgor shall notify the Pledgee of the execution event in writing immediately (in not less than 24 hours after the occurrence of the event). The pledge is to be independently decided and instantly enforced by the Pledgee at any time.

9.2 Execution not affected by the Prior Payment

Neither the Pledgee’s acceptation of interest of payment or any other money after the occurrence of execution event, nor failure to investigate any other prior default of the Pledgor is not to affect the enforceability of this pledge. To the fullest extent permitted by law, the Pledgee can enforce this pledge without any notification, permission or acknowledgement of the Pledgor or any other person.

9.3 Rights of the Pledgee in Enforcement

When this pledge becomes enforceable, without regard to be permitted by the Pledgor, at any time the Pledgee shall have the full right to enforce and execute all its rights and relieves as the Pledgee in the time and way that it considers to be appropriate (whether in the name of itself or of the Pledgor), including but not limited to some or all the following measures:

(a) to execute and realize all the pledge rights on the pledged property, including but not limited to selling or discounting or auctioning the pledged property in accordance with the agreement with the Pledgor to acquire money herefrom so as to pay off the secured claims, without proceedings of litigation or arbitration;

(b) To actually control, collect or obtain all or part of the pledged property which have not be possessed by the Pledgee, including (but not limited to) all the documents or other evidences of rights, and the execution of all the rights of the Pledgor in regard of the pledged property for this purpose, including but not limited to filing the lawsuit and taking measures in the name of the Pledgor and taking corresponding action in the name of the Pledgor;

(c) The execution of all relevant rights of the pledged property, or some or all of the rights, power, authorization and adoptable measures of remedy that are to be executed by the Pledgee in accordance with the pledge, including but not limited to:

(i) to undertake in the mode considered appropriate all by the Pledgee, or to handle all proceedings or any proceeding of lawsuit relevant to the pledged property, and make disposal, reconciliation, waiver or concession on all pledged property or on relevant rights and proposals;

(ii) to make reconciliation on any account, right and proposal, problem or dispute, etc. relevant to the pledged property and likely to be led to, or relevant to the Agreement in any way, to make arrangements for the debt, to make concession or submit it for arbitration, and sign any relevant duty-rescinded agreement;

(iii) to file, employ, defend for, make a concession of, submit for arbitration or waive any legal action, lawsuit, proceedings etc. (civil or criminal) on issues of the pledged property;

(iv) to execute any right or power relevant to the pledged property and/or the right of pledge in accordance with legal documents relevant to the pledged property;

(v) to sign and handle all actions, deeds and other issues that are considered reasonable, essential and appropriate by the Pledgee, or are relevant to any purpose aforesaid;

(d) selling or agreeing to sell, exchanging or disposing all or any part of the pledged property unconditionally or conditionally in other ways, irrespective of through public auctions or non-public contract promises, through advertisements or notifying the Pledgor, through cash payments or other forms of payment, wholly or separately, in relation to the special conditions or rules in relation to the aspects of ownership, time, trade value, or forms of payment; and being entitled to place all or part of the bargain price in escrow , or to establish securities for all or part of the bargain price in other forms, or all or part of the bargain price shall become the payable funds to the Pledgee under the circumstance that no warranty exists; or the disposal of all or part of the pledged property in accordance with the appropriate and reasonable consideration, other provisions and conditions considered by the Pledgee, who shall not be liable to any loss or insufficiency incurred by the said consideration, provisions or conditions;

(e) To the fullest extent permitted by law, the Pledgee can assign or transfer all or any part of the pledged property in the name of the Pledgee or some person else, and can take any actions which the Pledgee considers to be necessary to accomplish the aforesaid assignment and transfer.

(f) to insure all or any part of the pledged property in a way which the Pledgee considers appropriate;

(g) in the terms of executing the rights in accordance with the Agreement, the Pledgor shall provide legal and valid financial evidences to all the funds and other properties obtained by the Pledgee, within the deadline provided in the written requirements of the Pledgee, and relieve any person paying or delivering the aforesaid funds or other properties from liabilities of being responsible for the use of the financial evidences, inquiring whether the secured claims have been paid or are payable, or inquiring whether the relevant rights of the Pledgee provided by the Agreement are due or appropriate;

(h) to adopt all the money and/or other property relevant to the pledged property, due to pay, or payable to the Pledgor;

(i) to execute or cause any event or action considered by the Pledgee as of advantage to the rights and interests under the Agreement without any limitation;

(j) to transfer the rights of the Pledgee provided in Article 9.3 to any person.

9.4 when the execution of the Agreement begins, the Pledgee or its authorized agent may appoint any purchaser or other transferee as its beneficiary, and represent the Pledgor to complete blank transfer documents or receipts of any quality and type that are reserved at the Pledgor’s as the pledged security.

9.5 When the Pledgee executes the rights of pledge subject to this Agreement, the Pledgee shall execute its pledge right under the Agreement directly, dispensed with initiating payment requisitions, or starting a lawsuit or applying for arbitration to the Pledgor or any other third person, or taking any action to realize its rights. under no condition is the Pledgor permitted to require the Pledgee to firstly execute its rights or interests under other items of security, if the secured claims has other assurance, mortgage, pledge, or other forms of guarantee. Limited in conditions permitted by law, the Pledgor shall waive all its rights of defense.

Article 10

Appointment of the Receiver

10.1 Appointment

At any time after this pledge becomes enforceable, the Pledgee or its authorized agent may:

(a) appoint any qualified person or two or more qualified persons as the receiver or the receiver and administrator (or additional receiver or additional receiver and administrator) of part or the whole of the pledged property jointly or severally;

(b) dispose of the receiver, or appoint another receiver as a substitute when the receiver is dismissed, retired, deceased or incapable of fulfilling the obligation.

Subject to Article 10.2, unless or until the Pledgee notifies the Pledgor and the receiver in written form that the receiver should act as the agent of the Pledgee, any receiver who is appointed to exercise the rights provided in Article 10.1 should act as the agent of the Pledgor and the Pledgor itself shall be responsible for its behaviors, violation of the agreement and reward independently.

10.2 If this pledge has taken effect, or if the appointment of the receiver has been made, the Pledgee’s right to appoint a receiver subject to Article 10 still can be executed, even when the resolution or the decision on the liquidation by the Pledgor has been made.

10.3 The receiver has the full authority to execute the following rights without permission of the Pledgor:

(a) fulfill all or one or some actions or behaviors provided in Article 9.3 and Article 9.4;

(b) entrust any of its rights subject to this pledge to any person in the time or under the condition that are permitted by the Pledgee.

Article 11

Protection for the Pledgee and Others

11.1 Protection for the Pledgee and the Receiver

The Pledgee shall not be liable to do the following items: to notify this pledge to any creditor or investor of the Pledgor or any others, or to enforce any repayment of the arrears of the Pledgor, or to take any action for this aim such as litigation, unless the Pledgee considers it necessary. The Pledgee, or its authorized representatives, or the receiver shall not assume the liability arising from the omission, delay or any unintentional loss or default occurring when the Pledgee, its authorized representative or the receiver fulfill or fail to fulfill the rights, powers and remedies of this pledge.

11.2 When the rights of sale, disposal, deal or attempt to disposal under this pledge are exercised, referring to the aforesaid sale, disposal and deal, any purchasers or other parties:

(a) shall not be liable to investigate whether any default occurs, or whether the receiver is validly authorized, or whether this sale, disposal or deal is appropriate, legal or not;

(b) shall not be affected by the unnecessary or improper notices referring to this sale, disposal or deal.

Even when there is any impropriety or violation in the sale, disposal or deal, in order to protect the purchasers or other parties of this sale, disposal or deal, the said sale, disposal or deal shall be deemed as sufficiently authorized, legal and valid.

Article 12

Use of Funds

12.1 All funds received by the Pledgee or any receiver subject to or via this pledge shall be used in accordance with the following way and order:

(a) Firstly, the funds shall be used to pay off all the fees of the receiver and administrator, and all the expenses occurred in the responsibility scale of the receiver and administrator;

(b) Secondly, all the costs, fees, expenses incurred or incidentally accompanied when the Pledgee is paid or any receiver exercises, fulfills or tries to exercise or fulfill any rights or obligations relevant to the said pledge.

(c) Thirdly, the funds shall be used to repay the secured claims of the Pledgee;

(d) Fourthly, all the fees and expenses incurred by the custodian shall be paid subject to the Management Contract of Securities;

Remaining funds (provided that there is) shall belong to the Pledgor and other person who are entitled, however:

(e) The interests shall not be included in the remaining funds; and

(f) The receiver or the Pledgee may calculate the remaining funds in the named accounts of Hongri or other persons who are entitled, and then shall not assume any further obligations.

12.2 Only when the funds used to repay the secured claims have been authentically received by the Pledgee and recorded in the account of Hongri (namely the borrower), the funds can be regarded as the repayment of the secured claims; the calculation of the aforesaid funds shall begin on the receipt date.

12.3 Any compensations in connection with the pledged property which become the payable funds shall be used to pay off the secured claims. The Pledgee is entitled to exercise the resource for the aforesaid compensations, and to agree or make agreements, compromises or mediations in relation to the aforesaid right claim independently, and to make any necessary warranties or dissolution in the name of the Pledgor and the Pledgee. In case any compensation is controlled by or defrayed to the Pledgor prior to the dissolution of pledge, the Pledgor shall defray it to the Pledgee.

Article 13

Continuing Guarantees

13.1 This pledge shall be a continuing pledge to the secured claims with the Pledgee as its claim shall be the first compensated beneficiary of priority in order; the obligation of the Pledgor shall not be affected, weakened or dissolved as a consequence of the dissolution, merger, recombination of the Pledgor’s corporation, or the acquisition of other corporations or management, or nationalization. This pledge shall be dissolved in case the secured claims is totally irrevocably settled without any conditions and the Pledgee finally confirms the dissolution to the Pledgor, and is applicable to any balance of the guaranteed claim in present and future.

13.2 After the Pledgee has offset the secured claims with any funds, and considered that the funds shall be defrayed to others pursuant to the laws related to bankruptcy, liquidation and the protection for the creditor, then:

(a) The rights of the Pledgee shall be reverted and be equivalent to the funds or its relevant part, just as the situation before the use, defrayment or deal; and

(b) The Pledgor shall complete any matters (including signing the documents) required by the Pledgee immediately, to ensure that the security interests of the Pledgee can come back to the situation before the use, defrayment or deal of the funds.

Article 14

Obligations of the Pledgor

14.1 In spite of the pledge created under this Agreement, the Pledgor shall obey and fulfill all the obligations in relation to the pledged property, including but not limited to all the obligations in the purchase contract of the pledged goods and/or substitutes, the subsequent complementary agreements, the relevant insurance policies of the pledged goods/substitutes and Management Contract of Securities.

14.2 The Pledgor shall ensure that under any circumstances the Pledgee shall not assume any liability due to the fault of the custodian or any person in relation to the sale or disposal of the goods and/or the substitutes. Provided that the Pledgee’s rights and interests are infringed by reason of the lien, loss or damage of the goods and/or the substitutes, the Pledgor shall assume the compensation liability to the Pledgee.

Article 15

Discharge

When the Pledgee considers that all secured claims are all totally and irrevocably settled without any conditions in satisfaction, or that all the provisions of the Agreement have been completely totally fulfilled, and all the costs, fees and expenses which are incurred by the Pledgee or should be paid have been defrayed or retained, under the condition that the Pledgor requires and bear the costs, the Pledgee should return, transfer or dissolve (depending upon the circumstances) all or part of the pledged property (discharge it from the pledge) whose beneficiary remains to be the Pledgee to the Pledgor or under the instruction of the Pledgor.

Article 16

Notifications and Service

16.1 Any notice, requirement, instruction or other documents sent by each party herein shall be sent in written form to the following address or number. Any modification of the address or number of one party shall be noticed to other parties by the said party at least five (5) working days beforehand:

To Pledgor: Handan Hongri Metallurgy Co., Ltd

Contact: Liu Yanjun

Address: Guzhen Village, Yetao Town, Wu'an City, Hebei Province, China

Zip code: 056304

Telephone number: 0310 5919 295 (land line) 1373 0067 693(mobile phone)

Fax number: 0310 5919 074

To Pledgor: Hebei New Wu’an Iron & Steel Group Drying and Melting Co., Ltd.

Contact: Liu Weiru

Address: Guzhen Village, Yetao Town, Wu'an City, Hebei Province, China

Zip code: 056304

Telephone number: 0310 5919 498

Fax number: 0310 5919 074

To Pledgee: Raiffeisen Bank International AG, Beijing Branch

Contact: Fan Xin/ Bian Huiping

Address: Room 200, Beijing International Club, No.21, JianGuoMen Wai Street, Chaoyang District, Beijing, China.

Zip code: 100020

Telephone number: 010 8531 9052/ 8531 9053

Fax number: 010 6532 5926/ 8532 5096

16.2 Any notice, requirement, instruction, or other documents that Pledgee sent to the Pledgor shall be regarded as having been delivered in the following circumstances: (1) if it is sent by a special messenger or EMS, the day after the correspondence has been sent to the address provided by the Pledgor, and the Pledgee has handed it over to the special messenger or EMS company; or (2) if it is sent by fax, it is regarded as having been delivered after being sent to the fax number provided by the Pledgor and the confirmation signal has been received; or (3) if it is sent by letters, then it is regarded as having been delivered at the third (3) bank working day after it is sent to the address provided by the Pledgor and in the form of prepaid post. But any notice or document that the Pledgor sent to the Pledgee is regarded as being delivered after the actual receipt of the Pledgee.

Article 17

Miscellaneous Provisions

17.1 The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of the remaining provisions hereof. Any invalid or unenforceable provision shall be replaced by the most applicable provision of law, with the consideration of both parties’ economical benefits.

17.2 This Agreement shall be governed by laws of the People’s Republic of China.

17.3 Dispute Resolution

(1) Where any dispute or claim arises in the execution of the Agreement, or in connection with the interpretation, the termination or the failure of obligation performance of any party of this Agreement, or otherwise, any party shall file an action with the People’s Court of the place where the Pledgee is domiciled, with no need to have any consultation or prior notification.

(2) The losing party shall defray all the costs of the prevailing party due to the case (including but not limited to the litigation cost, attorney fee etc.)

(3) This Article 17.3 shall be beyond the limitation of agreement termination stated in the Agreement.

17.4 Assignment

(1) Where the lender assigns the rights of the main contract in accordance with the aforesaid main contract, the pledge created by this Agreement shall be simultaneously assigned with no need to obtain any consent from the Pledgor;

(2) Without the Pledgee’s written consent in advance, the Pledgor shall not assign, transfer, replace or dispose any rights or obligations under the Agreement.

17.5 All parties agree that any hand-written and printed characters in the Agreement and all documents related to the Agreement are of equal effectiveness. The facsimiles and copies of the Agreement and all documents related to the Agreement delivered to the Pledgee by the Pledgor (especially the pledge notification) shall be deemed as the original documents.

17.6 The Pledgor has completely read and understood every provision of the Agreement; the Pledgee has made corresponding detailed interpretation upon the requests of the Pledgor, and the Pledgor has no opposition to the all the content of this Agreement. All parties agree that after the signing of the Agreement, provided that there is any inconsistency of any article, the interpretation shall be on behalf of the Pledgee.

17.7 There shall be three (3) original copies of the Agreement. The Pledgor and the Pledgee shall each hold one copy. All copies are of equal legal effectiveness.

17.8 The Agreement shall be signed by all parties and become effective on the date (hereinafter referred to as the effective date) stated at the head of the Agreement.

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Signature Page

Handan Hongri Metallurgy Co., Ltd (Seal)

Legal Representative or Authorized Representative (Seal/Signature)

Hebei New Wu’an Iron & Steel Group Drying and Melting Co., Ltd.

Legal Representative or Authorized Representative (Seal/Signature)

Raiffeisen Bank International AG Beijing Branch (Seal)

Authorized Representative (Signature)